Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TechTarget, Inc. of our report dated February 28, 2024 relating to the consolidated financial statements of TechTarget, Inc., which appears in Toro CombineCo, Inc.’s prospectus filed pursuant to Rule 424(b) on October 25, 2024, relating to the Registration Statement on Form S-4/A (No.333-280529) Dated October 23, 2024.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

December 9, 2024